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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 3, 1996
                                                          ---------------


                          UNISON HEALTHCARE CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


            0-27374                                     86-0684011
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     (Commission File Number)              (I.R.S. Employer Identification No.)


  7272 East Indian School Road, Suite 214, Scottsdale, Arizona        85251
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         (Address of Principal Executive Offices)                  (Zip Code)


                                 (602) 423-1954
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              (Registrant's Telephone Number, Including Area Code)
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ITEM 5. OTHER EVENTS.

         On July 3, 1996, Unison HealthCare Corporation ("Unison") and Labco Acquisition Co., a newly formed, wholly owned subsidiary of Unison ("Labco"), entered into an Agreement and Plan of Merger (the "Ampro Agreement") with American Professional Holding, Inc. ("Ampro"). The following description of the Ampro Agreement is qualified in its entirety by reference to the Ampro Agreement filed as an exhibit to this report.

         Pursuant to the Ampro Agreement, and subject to the approval of the Ampro shareholders and the satisfaction of other conditions, Labco and Ampro will merge, with Ampro being the surviving corporation, and Unison will own all of the outstanding shares of the surviving corporation. In the merger, the outstanding shares of Ampro Common Stock will be converted into the right to receive that number of shares of Unison Common Stock obtained by dividing the number of issued and outstanding shares of Ampro prior to the effective time of the merger by 521,000. The number of shares of Unison Common Stock to be received by Ampro shareholders in the merger is subject to reduction based on the net income of Ampro for the quarter ended June 30, 1996. Fractional shares of Unison Common Stock will not be issued; instead, the value thereof will be paid in cash based on the per share closing price on the Nasdaq National Market of Unison Common Stock during the 20 consecutive trading days ending on the fifth trading day prior to the effective time of the merger.

         Unison and Memphis Acquisition Co., a newly formed, wholly owned subsidiary of Unison ("Memco"), entered into an Agreement and Plan of Merger also dated as of July 3, 1996 (the "Memphis Agreement") with Memphis Clinical Laboratory, Inc. ("Memphis"). The following description of the Memphis Agreement is qualified in its entirety by reference to the Memphis Agreement filed as an exhibit to this report.

         Pursuant to the Memphis Agreement, and subject to the approval of the Memphis shareholders and the satisfaction of other conditions, Memco and Memphis will merge, with Memphis being the surviving corporation, and Unison will own all of the outstanding shares of the surviving corporation. In the merger, three shareholders who currently hold approximately 35% of the outstanding shares of Memphis will receive pro rata portions of 19,000 shares of Unison Common Stock and the holder of the remaining shares of Memphis will receive cash, subject to adjustment based on the effective time of the merger, currently estimated at $233,750, and a promissory note in the original principal amount of $250,000.

         The Ampro Agreement and the Memphis Agreement are mutually contingent. The three shareholders of Memphis who will receive shares of Unison pursuant to the Memphis Agreement beneficially own approximately 92% of the issued and outstanding common stock of Ampro.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          UNISON HEALTHCARE CORPORATION

July 19, 1996             By /s/ Jerry M. Walker
                            --------------------
                            Jerry M. Walker
                            President and Chief Executive Officer

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                                  EXHIBIT INDEX


EXHIBIT NO.                          DESCRIPTION OF EXHIBIT
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
  2.1           Agreement and Plan of Merger among Unison HealthCare
                Corporation, a Delaware corporation, Labco Acquisition Co., a Delaware corporation, and American Professional Holding,
                Inc., a Utah corporation

  2.2 Agreement and Plan of Merger among Unison HealthCare Corporation, a Delaware corporation, Memphis Acquisition Co., a Delaware corporation, and Memphis Clinical
                Laboratory, Inc., a Tennessee corporation
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